EXHIBIT 99.1
NEW YORK – February 12, 2026 – BGC Group, Inc. (Nasdaq: BGC) today reported its financial results for the fourth quarter and full year ended December 31, 2025.1

Sean Windeatt, Co-Chief Executive Officer:
"BGC delivered record-breaking revenues for both the fourth quarter and full-year 2025, with increases of 32 percent and 30 percent, respectively.[1] This strong growth extended across all asset classes and geographies, driven by double-digit organic growth and our acquisition of OTC.
We achieved the strongest annual results in our history with revenues approaching $3 billion, and EPS growing by 24 percent under GAAP and 19 percent for Adjusted Earnings. BGC significantly expanded its market share, completed its second-largest acquisition, and became the world's largest energy broker. We completed the first phase of our cost reduction program that will realize $25 million of annualized savings in 2026, with more savings targeted throughout the year.
FMX produced another record year with our U.S. Treasury business ending 2025 with 40 percent market share. Our FMX Futures Exchange continued its rapid growth, with SOFR futures average daily volume and open interest increasing 82 percent and 97 percent, respectively, from the previous quarter. This strong momentum has continued into 2026 with volumes, open interest, and market share setting new daily highs."

SELECT FINANCIAL RESULTS2

Highlights of Consolidated Results (USD millions)	4Q25	4Q24	Change	FY25	FY24	Change
Revenues	$756.4	$572.3	32.2%	$2,941.5	$2,262.8	30.0%
GAAP income from operations before income taxes	25.0	27.2	(8.0)%	213.7	173.1	23.5%
GAAP net income for fully diluted shares	13.9	24.2	(42.6)%	148.7	121.3	22.6%
Adjusted Earnings before noncontrolling interest in subsidiaries and taxes	161.3	129.5	24.5%	650.3	517.4	25.7%
Post-tax Adjusted Earnings	149.6	123.5	21.1%	587.5	488.0	20.4%
Adjusted EBITDA	190.6	192.0	(0.8)%	771.4	714.3	8.0%
Per Share Results	4Q25	4Q24	Change	FY25	FY24	Change
GAAP fully diluted earnings per share	$0.03	$0.05	(40.0)%	$0.31	$0.25	24.0%
Post-tax Adjusted Earnings per share	$0.31	$0.25	24.0%	$1.18	$0.99	19.2%

1 All references herein to "record" and "strongest" results are to BGC standalone financial results, excluding Newmark prior to the spin-off in November 2018.
2 U.S. Generally Accepted Accounting Principles is referred to as "GAAP." "GAAP income before income taxes and noncontrolling interest" and "Adjusted Earnings before noncontrolling interest in subsidiaries and taxes" may be used interchangeably with "GAAP pre-tax income" and "pre-tax Adjusted Earnings," respectively. See the sections of this document including "Timing of Outlook for Certain GAAP and Non-GAAP Items," "Non-GAAP Financial Measures," "Adjusted Earnings Defined," "Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS," "Fully Diluted Weighted-Average Share Count under GAAP and for Adjusted Earnings," "Adjusted EBITDA Defined," "Reconciliation of GAAP Net Income (Loss) Available to Common Stockholders to Adjusted EBITDA," "Liquidity Analysis," and "Constant Currency Defined," including any footnotes to these sections, for the complete and updated definitions of these non-GAAP terms and how, when and why management uses them, as well as for the differences between results under GAAP and non-GAAP for the periods discussed herein.

SUMMARY RESULTS
Record fourth quarter revenues, including:
■Total revenues of $756.4 million, a 32.2 percent increase versus last year.
▪Excluding OTC, revenues were $641.9 million, up 12.2 percent — also a fourth quarter record.
■Fenics revenues of $163.9 million, an increase of 15.4 percent.
■EMEA, Americas, and APAC revenue growth of 39.2 percent, 25.7 percent, and 24.2 percent, respectively.
Record fourth quarter Adjusted Earnings, including:
■Pre-tax Adjusted Earnings of $161.3 million, up 24.5 percent, with a pre-tax margin of 21.3 percent.
▪Pre-tax Adjusted Earnings margin of approximately 23.7 percent, excluding the impact of OTC and the weaker U.S. Dollar.
■Post-tax Adjusted Earnings of $149.6 million, up 21.1 percent, resulting in post-tax Adjusted Earnings per share of $0.31, a 24.0 percent improvement.
■Adjusted EBITDA of $190.6 million, 0.8 percent lower due to charges related to the execution of the cost reduction program.
GAAP income from operations before income taxes decreased 8.0% to $25.0 million. This included $54.8 million of charges from the cost reduction program, the cash impact of which was $28.1 million.

CONSOLIDATED REVENUES

Consolidated Revenues (USD millions)	4Q25	4Q24	Change	FY25	FY24	Change
ECS ("Energy, Commodities, and Shipping")	257.5	134.1	92.0%	910.7	483.2	88.4%
Rates	197.4	169.6	16.4%	794.2	685.0	15.9%
Foreign Exchange	102.8	93.6	9.8%	428.0	358.7	19.3%
Credit	64.3	62.4	3.0%	295.6	287.4	2.9%
Equities	72.7	56.3	29.0%	269.9	223.9	20.6%
Total Brokerage Revenues	$694.6	$516.1	34.6%	$2,698.4	$2,038.2	32.4%
Data, Network, and Post-trade	36.7	32.6	12.5%	139.0	127.0	9.5%
Data, Network, and Post-trade (excluding Capitalab)	36.7	32.1	14.2%	139.0	122.0	13.9%
Interest and dividend income, Fees from related parties and Other revenues	25.1	23.7	6.0%	104.1	97.6	6.6%
Total Revenues	$756.4	$572.3	32.2%	$2,941.5	$2,262.8	30.0%

Total brokerage revenues grew by 34.6 percent in the fourth quarter 2025:
■ECS revenues grew by 92.0 percent to $257.5 million, driven by the acquisition of OTC and strong organic growth across the broader energy complex and our shipping business. Excluding OTC, ECS revenues grew by 10.0 percent versus last year.
■Rates revenues increased by 16.4 percent to $197.4 million, reflecting strong double-digit growth in G10 interest rate products, emerging market and repo products.
■Foreign Exchange revenues were up 9.8 percent to $102.8 million, primarily due to strong growth in emerging market currencies and G10 FX forward volumes.
■Credit revenues increased by 3.0 percent to $64.3 million, driven by higher emerging market and European credit volumes.
■Equities revenues grew by 29.0 percent to $72.7 million, reflecting global equity volatility and strong market share gains.
Data, Network, and Post-trade revenues increased by 12.5 percent to $36.7 million, driven by Lucera and Fenics Market Data, partially offset by lower post-trade revenues due to the sale of BGC's Capitalab business in the fourth quarter of 2024. Excluding Capitalab, Data, Network and Post-trade revenues grew by 14.2 percent.
Interest and dividend income, Fees from related parties and Other revenues increased by 6.0 percent to $25.1 million.

FENICS3

Fenics Revenues (USD millions)	4Q25	4Q24	Change	FY25	FY24	Change
Fenics Markets	$136.7	$118.8	15.1%	$553.4	$484.0	14.4%
Fenics Growth Platforms	27.2	23.4	16.5%	106.1	86.8	22.1%
Fenics Growth Platforms (excluding Capitalab)	27.2	22.9	18.9%	106.1	81.9	29.5%
Fenics Revenues	$163.9	$142.1	15.4%	$659.5	$570.8	15.5%
Fenics Revenues (excluding Capitalab)	$163.9	$141.6	15.7%	$659.5	$565.8	16.6%
Total Fenics revenues improved by 15.4 percent to $163.9 million:
Fenics Markets revenues of $136.7 million increased 15.1 percent. This growth was primarily driven by higher electronic volumes across Rates products and increased Fenics Market Data revenues. On December 31, 2025, BGC completed the sale of its kACE Financial business for up to $119 million, including an initial payment of $80 million.
Fenics Growth Platforms generated revenues of $27.2 million, a 16.5 percent increase, primarily driven by FMX and Lucera, partially offset by the sale of Capitalab. Excluding Capitalab, Fenics Growth Platforms grew by 18.9 percent.

3 FMX revenues are reported within Fenics.

■FMX:
▪FMX UST generated record fourth quarter average daily volume ("ADV") of $58.7 billion, more than 12 percent higher compared to last year. FMX UST grew its fourth-quarter market share to 39 percent, up from 37 percent last quarter and 30 percent a year ago. FMX UST market share has increased sequentially in 12 of the last 13 quarters, more than doubling over the same period.4
▪FMX Futures Exchange saw record volumes and open interest ("OI") in the fourth quarter with ADV and OI increasing 82 percent and 97 percent, respectively versus the third quarter. This momentum has carried into 2026 where ADV and OI have reached new highs.
▪FMX FX ADV increased by 40 percent to a fourth quarter record of $15.5 billion driven by strong growth across spot FX and non-deliverable forward volumes.
■PortfolioMatch ADV grew by 68 percent driven by stronger U.S. and European credit activity, greater adoption of algorithmic trading, and larger average trade size.
■Lucera, Fenics' network business providing critical real-time trading infrastructure to the capital markets, grew its revenues by 24.1 percent. This strong growth was driven by increased demand for Lucera's FX and Rates solutions, continued international expansion, and onboarding new clients. Lucera's client pipeline continues to expand and the business plans to launch additional fixed income products in 2026.

CONSOLIDATED EXPENSES AND TAXES5

Consolidated Expenses (USD millions)	4Q25	4Q24	Change	FY25	FY24	Change
Compensation and employee benefits under GAAP	$497.6	$289.6	71.8%	$1,656.0	$1,123.7	47.4%
Equity-based compensation and allocations of net income to limited partnership units and FPUs	95.9	121.2	(20.9)%	329.6	369.1	(10.7)%
Non-compensation expenses under GAAP	219.8	175.2	25.5%	831.6	689.4	20.6%
Total expenses under GAAP	$813.4	$586.0	38.8%	$2,817.2	$2,182.3	29.1%
Compensation and employee benefits for Adjusted Earnings	$398.1	$284.1	40.1%	$1,537.0	$1,118.3	37.4%
Non-compensation expenses for Adjusted Earnings	201.2	158.4	27.1%	759.9	630.4	20.5%
Total expenses for Adjusted Earnings	$599.4	$442.5	35.4%	$2,296.9	$1,748.7	31.3%
Compensation and employee benefits under GAAP and for Adjusted Earnings increased by 71.8 percent and 40.1 percent, respectively. The increase in Compensation and employee benefits under GAAP was related to charges due to the cost reduction program, the acquisition of OTC, higher commissionable revenues, loan forgiveness, and the weaker U.S. Dollar. The increase in Compensation and employee benefits for Adjusted Earnings was driven by OTC, higher commissionable revenues, and the weaker U.S. Dollar. Charges related to the cost reduction program and loan forgiveness are excluded for Adjusted Earnings.
4 Central limit order book ("CLOB") market share. Source: Coalition Greenwich.
5 For additional information on "Equity-based compensation and allocations of net income to limited partnership units and FPUs," please see the section of this document titled "Adjusted Earnings Defined" and the footnotes to the table titled "Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS."

Non-compensation expenses under GAAP and for Adjusted Earnings increased by 25.5 percent and 27.1 percent, respectively, primarily driven by the acquisition of OTC. Excluding OTC, Non-compensation expenses under GAAP and for Adjusted Earnings increased by 13.5 and 14.7 percent, respectively.
BGC completed the first phase of its cost reduction program during the fourth quarter, which will realize $25 million of annualized cost savings in 2026. Further cost efficiencies are expected to be realized throughout 2026.

Taxes (USD millions)	4Q25	4Q24	Change	FY25	FY24	Change
GAAP provision for income taxes	$14.2	$3.9	265.7%	$67.2	$49.9	34.6%
Provision for income taxes for Adjusted Earnings	15.2	7.9	92.6%	71.2	33.1	115.0%

CONSOLIDATED SHARE COUNT6

Consolidated Share Count (USD millions)	4Q25	4Q24	Change	3Q25	Change (QoQ)	FY25	FY24	Change
Fully diluted weighted-average share count under GAAP	475.3	479.1	(0.8)%	478.5	(0.7)%	481.0	479.1	0.4%
Fully diluted weighted-average share count for Adjusted Earnings	490.4	495.5	(1.0)%	494.2	(0.8)%	496.5	495.2	0.3%
BGC’s fully diluted weighted-average share count for Adjusted Earnings was 490.4 million during the fourth quarter, a 0.8 percent decrease compared to the third quarter of 2025 and a 1.0 percent decrease compared to the fourth quarter of 2024.

OUTLOOK

Metric (USD millions)	Guidance	Actual
	1Q 2026	1Q 2025
Revenues	$860 - $920	$664.2
Pre-tax Adjusted Earnings	$202 - $222	$160.2

DIVIDEND INFORMATION
On February 11, 2026, BGC’s Board of Directors declared a quarterly qualified cash dividend of $0.02 per share payable on March 18, 2026 to Class A and Class B common stockholders of record as of March 4, 2026, which is the same date as the ex-dividend date.

6 BGC's fully diluted weighted-average share count under GAAP may differ from the fully diluted weighted average share count for Adjusted Earnings to avoid anti-dilution in certain periods. This also impacts GAAP net income (loss) for fully diluted shares in such periods.

ONLINE AVAILABILTY OF INVESTOR PRESENTATION AND ADDITIONAL FINANCIAL INFORMATION
An investor presentation as well as Excel versions of the tables at the end of this document are available for download at http://ir.bgcg.com. Additional details on overall Fenics revenues are available in the supplemental Excel financial tables that accompany this press release at http://ir.bgcg.com. The Excel tables and earnings presentation contain the results discussed in this document as well as other useful information that may not be contained herein.

BGC CONFERENCE CALL AND INVESTOR PRESENTATION
BGC will hold a conference call on the date of this release starting at 10:00 a.m. ET. A live webcast of the call, along with an investor presentation summarizing BGC’s consolidated non-GAAP results, will be accessible at http://ir.bgcg.com. Alternatively, interested parties can access the call by dialing +1 877-407-0312 (U.S.) or +1 201-389-0899 (international) and will connected by an operator. After the conference call, an archived recording will be available at http://ir.bgcg.com.

BGC GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands, except per share data)
(unaudited)

	December 31,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$851,502	$711,584
Cash segregated under regulatory requirements	22,171	21,689
Financial instruments owned, at fair value	127,614	186,197
Receivables from broker-dealers, clearing organizations, customers and related broker-dealers	468,035	365,490
Accrued commissions and other receivables, net	482,013	324,213
Loans, forgivable loans and other receivables from employees and partners, net	436,082	360,060
Fixed assets, net	182,080	190,012
Investments	37,765	39,267
Goodwill	648,616	540,290
Other intangible assets, net	427,950	240,910
Receivables from related parties	5,006	7,323
Other assets	719,439	604,932
Total assets	$4,408,273	$3,591,967

Liabilities and Equity
Short-term borrowings from related parties	$20,000	$—
Accrued compensation	364,016	227,869
Payables to broker-dealers, clearing organizations, customers and related broker-dealers	306,364	225,377
Payables to related parties	28,599	28,960
Accounts payable, accrued and other liabilities	768,247	692,982
Notes payable and other borrowings	1,775,705	1,337,540
Total liabilities	3,262,931	2,512,728

Equity
Stockholders' equity:
Class A common stock, par value $0.01 per share; 1,500,000,000 shares authorized;
444,920,841 and 424,361,066 shares issued at December 31, 2025 and December 31,
2024, respectively; and 363,175,091 and 374,296,914 shares outstanding at December 31,
2025 and December 31, 2024, respectively	4,469	4,244
Class B common stock, par value $0.01 per share; 300,000,000 shares authorized;
109,452,953 and 109,452,953 shares issued and outstanding at December 31, 2025 and
December 31, 2024, respectively, convertible into Class A common stock	1,095	1,095
Additional paid-in capital	2,532,477	2,311,104
Treasury stock, at cost: 81,745,750 and 50,064,152 shares of Class A common stock at
December 31, 2025 and December 31, 2024, respectively	(614,526)	(331,728)
Retained deficit	(910,391)	(1,026,359)
Accumulated other comprehensive income (loss)	(40,641)	(59,849)
Total stockholders' equity	972,483	898,507
Noncontrolling interest in subsidiaries	172,859	180,732
Total equity	1,145,342	1,079,239
Total liabilities and equity	$4,408,273	$3,591,967

BGC GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
Revenues:	2025	2024	2025	2024
Commissions	$590,187	$431,469	$2,257,553	$1,648,817
Principal transactions	104,398	84,590	440,830	389,429
Total brokerage revenues	694,585	516,059	2,698,383	2,038,246

Fees from related parties	4,597	6,558	18,713	20,728
Data, network and post-trade	36,669	32,587	138,980	126,963
Interest and dividend income	12,889	12,370	53,825	56,223
Other revenues	7,627	4,758	31,559	20,658
Total revenues	756,367	572,332	2,941,460	2,262,818

Expenses:
Compensation and employee benefits	497,638	289,608	1,656,011	1,123,747
Equity-based compensation and allocations of net
income to limited partnership units and FPUs	95,892	121,165	329,588	369,143
Total compensation and employee benefits	593,530	410,773	1,985,599	1,492,890
Occupancy and equipment	47,549	42,278	184,210	169,238
Fees to related parties	10,191	9,054	38,296	32,529
Professional and consulting fees	17,269	17,701	67,037	64,949
Communications	35,517	30,028	136,433	120,624
Selling and promotion	30,525	18,605	105,237	70,466
Commissions and floor brokerage	18,737	18,453	70,259	70,798
Interest expense	33,040	24,263	125,318	91,075
Other expenses	26,997	14,847	104,782	69,694
Total non-compensation expenses	219,825	175,229	831,572	689,373
Total expenses	813,355	586,002	2,817,171	2,182,263

Other income (losses), net:
Gains (losses) on divestitures and sale of investments	66,718	38,769	66,718	38,769
Gains (losses) on equity method investments	1,301	1,536	8,328	8,430
Other income (loss)	13,964	537	14,412	45,389
Total other income (losses), net	81,983	40,842	89,458	92,588

Income (loss) from operations before income taxes	24,995	27,172	213,747	173,143

Provision (benefit) for income taxes	14,162	3,873	67,208	49,915
Consolidated net income (loss)	$10,833	$23,299	$146,539	$123,228

Less: Net income (loss) attributable to noncontrolling
interest in subsidiaries	(3,538)	(1,904)	(8,423)	(3,760)

Net income (loss) available to common stockholders	$14,371	$25,203	$154,962	$126,988

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)
Continued

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Per share data:
Basic earnings (loss) per share
Net income (loss) attributable to common stockholders	$13,886	$24,166	$148,628	$121,215
Basic earnings (loss) per share	$0.03	$0.05	$0.31	$0.26
Basic weighted-average shares of common stock outstanding	471,612	474,326	476,364	473,390

Fully diluted earnings (loss) per share
Net income (loss) for fully diluted shares	$13,887	$24,173	$148,675	$121,268
Fully diluted earnings (loss) per share	$0.03	$0.05	$0.31	$0.25
Fully diluted weighted-average shares of common stock outstanding	475,277	479,088	480,950	479,142

Non-GAAP Financial Measures
The non-GAAP definitions below include references to certain equity-based compensation instruments, such as restricted stock awards and/or restricted stock units (“RSUs”), that the Company has issued and outstanding following its corporate conversion on July 1, 2023. Although BGC is retaining certain defined terms and references, including references to partnerships or partnership units, for purposes of comparability before and after the corporate conversion, such references may not be applicable following the period ended June 30, 2023.
This document contains non-GAAP financial measures that differ from the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Non-GAAP financial measures used by the Company include “Adjusted Earnings before noncontrolling interest in subsidiaries and taxes”, which is used interchangeably with “pre-tax Adjusted Earnings”; “Post-tax Adjusted Earnings to fully diluted shareholders”, which is used interchangeably with “post-tax Adjusted Earnings”; “Adjusted EBITDA”; “Liquidity”; and “Constant Currency”. The definitions of these terms are below.
Adjusted Earnings Defined
BGC uses non-GAAP financial measures, including “Adjusted Earnings before noncontrolling interest in subsidiaries and taxes” and “Post-tax Adjusted Earnings to fully diluted shareholders”, which are supplemental measures of operating results used by management to evaluate the financial performance of the Company and its consolidated subsidiaries. BGC believes that Adjusted Earnings best reflect the operating earnings generated by the Company on a consolidated basis and are one of the financial metrics that management considers when managing its business.
As compared with “Income (loss) from operations before income taxes” and “Net income (loss) for fully diluted shares”, both prepared in accordance with GAAP, Adjusted Earnings calculations primarily exclude certain non-cash items and other expenses that generally do not involve the receipt or outlay of cash by the Company and/or which do not dilute existing stockholders. In addition, Adjusted Earnings calculations exclude certain gains and charges that management believes do not best reflect the underlying operating performance of BGC. Adjusted Earnings is calculated by taking the most comparable GAAP measures and adjusting for certain items with respect to compensation expenses, non-compensation expenses, and other income, as discussed below.
Calculations of Compensation Adjustments for Adjusted Earnings and Adjusted EBITDA
Treatment of Equity-Based Compensation Line Item for Adjusted Earnings and Adjusted EBITDA
The Company’s Adjusted Earnings and Adjusted EBITDA measures exclude all GAAP charges included in the line item “Equity-based compensation and allocations of net income to limited partnership units and FPUs” (or “equity-based compensation” for purposes of defining the Company’s non-GAAP results) as recorded on the Company’s GAAP Consolidated Statements of Operations and GAAP Consolidated Statements of Cash Flows. These GAAP equity-based compensation charges reflect the following items:
■Charges related to amortization of RSUs, restricted stock awards, other equity-based awards, and limited partnership units;
■Charges with respect to grants of exchangeability, which reflect the right of holders of limited partnership units with no capital accounts, such as LPUs and PSUs, to exchange these units into shares of common stock, or into partnership units with capital accounts, such as HDUs, as well as cash paid with respect to taxes withheld or expected to be owed by the unit holder upon such exchange. The withholding taxes related to the exchange of certain non-exchangeable units without a capital account into either common shares or units with a capital account may be funded by the redemption of preferred units such as PPSUs;
■Charges with respect to preferred units and RSU tax accounts. Any preferred units and RSU tax accounts would not be included in the Company’s fully diluted share count because they cannot be made exchangeable into shares of common stock and are entitled only to a fixed distribution or dividend. Preferred units are granted in connection with the grant of certain limited partnership units that may be granted exchangeability or redeemed in connection with the grant of shares of common stock, and RSU tax accounts are granted in connection with the grant of RSUs. The preferred units and RSU tax accounts are granted at ratios designed to cover any withholding taxes expected to be paid. This is an alternative to the common practice among public companies of issuing the gross amount of shares to employees, subject to cashless withholding of shares, to pay applicable withholding taxes;
■GAAP equity-based compensation charges with respect to the grant of an offsetting amount of common stock or partnership units with capital accounts in connection with the redemption of non-exchangeable units, including PSUs and LPUs;

■Charges related to grants of equity awards, including common stock, RSUs, restricted stock awards or partnership units with capital accounts;
■Allocations of net income to limited partnership units and FPUs. Such allocations represent the pro-rata portion of post-tax GAAP earnings available to such unit holders; and
■Charges related to dividend equivalents earned on RSUs and any preferred returns on RSU tax accounts.
The amounts of certain quarterly equity-based compensation charges are based upon the Company’s estimate of such expected charges during the annual period, as described further below under “Methodology for Calculating Adjusted Earnings Taxes.”
Virtually all of BGC’s key executives and producers have equity stakes in the Company and its subsidiaries and generally receive deferred equity as part of their compensation. A significant percentage of BGC’s fully diluted shares are owned by its executives, partners and employees. The Company issues RSUs, restricted stock, limited partnership units (prior to July 1, 2023) as well as other forms of equity-based compensation, including grants of exchangeability into shares of common stock (prior to July 1, 2023), to provide liquidity to its employees, to align the interests of its employees and management with those of common stockholders, to help motivate and retain key employees, and to encourage a collaborative culture that drives cross-selling and revenue growth.
All share equivalents that are part of the Company’s equity-based compensation program, including REUs, PSUs, LPUs, HDUs, and other units that may be made exchangeable into common stock, as well as RSUs (which are recorded using the treasury stock method), are included in the fully diluted share count when issued or at the beginning of the subsequent quarter after the date of grant.
Compensation charges are also adjusted for certain other cash and non-cash items.
Certain Other Compensation-Related Adjustments for Adjusted Earnings
BGC also excludes various other GAAP items that management views as not reflective of the Company’s underlying performance in a given period from its calculation of Adjusted Earnings. These may include compensation-related items with respect to cost-saving initiatives, such as severance charges incurred in connection with headcount reductions as part of broad restructuring and/or cost savings plans, and certain loan forgiveness as a result of broad-based alterations to the Company's employee loan arrangements.
Calculation of Non-Compensation Adjustments for Adjusted Earnings
Adjusted Earnings calculations may also exclude items such as:
■Non-cash GAAP charges related to the amortization of intangibles with respect to acquisitions;
■Acquisition related costs;
■Non-cash GAAP asset impairment charges;
■Resolutions of litigation, disputes, investigations, or enforcement matters that are generally non-recurring, exceptional, or unusual, or similar items that management believes do not best reflect BGC’s underlying operating performance, including related unaffiliated third-party professional fees and expenses; and
■Various other GAAP items that management views as not reflective of the Company’s underlying performance in a given period, including non-compensation-related charges incurred as part of broad restructuring and/or cost savings plans. Such GAAP items may include charges for professional fees and expenses, exiting leases and/or other long-term contracts as part of cost-saving initiatives, as well as non-cash impairment charges related to assets, goodwill and/or intangible assets created from acquisitions.
Calculation of Adjustments for Other (income) losses for Adjusted Earnings
Adjusted Earnings calculations also exclude gains from litigation resolution and certain other non-cash, non-dilutive, and/or non-economic items, which may, in some periods, include:
■Gains or losses on divestitures;
■Fair value adjustment of investments;
■Certain other GAAP items, including gains or losses related to BGC's investments accounted for under the equity method; and
■Any unusual, non-ordinary, or non-recurring gains or losses.

Methodology for Calculating Adjusted Earnings Taxes
Although Adjusted Earnings are calculated on a pre-tax basis, BGC also reports post-tax Adjusted Earnings to fully diluted shareholders. The Company defines post-tax Adjusted Earnings to fully diluted shareholders as pre-tax Adjusted Earnings reduced by the non-GAAP tax provision described below and net income (loss) attributable to noncontrolling interest for Adjusted Earnings.
The Company calculates its tax provision for post-tax Adjusted Earnings using an annual estimate similar to how it accounts for its income tax provision under GAAP. To calculate the quarterly tax provision under GAAP, BGC estimates its full fiscal year GAAP income (loss) from operations before income taxes and noncontrolling interest in subsidiaries and the expected inclusions and deductions for income tax purposes, including expected equity-based compensation during the annual period. The resulting annualized tax rate is applied to BGC’s quarterly GAAP income (loss) from operations before income taxes and noncontrolling interest in subsidiaries. At the end of the annual period, the Company updates its estimate to reflect the actual tax amounts owed for the period.
To determine the non-GAAP tax provision, BGC first adjusts pre-tax Adjusted Earnings by recognizing any, and only, amounts for which a tax deduction applies under applicable law. The amounts include charges with respect to equity-based compensation; certain charges related to employee loan forgiveness; certain net operating loss carryforwards when taken for statutory purposes; and certain charges related to tax goodwill amortization. These adjustments may also reflect timing and measurement differences, including treatment of employee loans; changes in the value of units between the dates of grants of exchangeability and the date of actual unit exchange; changes in the value of RSUs and/or restricted stock awards between the date of grant and the date the award vests; variations in the value of certain deferred tax assets; and liabilities and the different timing of permitted deductions for tax under GAAP and statutory tax requirements.
After application of these adjustments, the result is the Company’s taxable income for its pre-tax Adjusted Earnings, to which BGC then applies the statutory tax rates to determine its non-GAAP tax provision. BGC views the effective tax rate on pre-tax Adjusted Earnings as equal to the amount of its non-GAAP tax provision divided by the amount of pre-tax Adjusted Earnings.
Generally, the most significant factor affecting this non-GAAP tax provision is the amount of charges relating to equity-based compensation. Because the charges relating to equity-based compensation are deductible in accordance with applicable tax laws, increases in such charges have the effect of lowering the Company’s non-GAAP effective tax rate and thereby increasing its post-tax Adjusted Earnings.
BGC incurs income tax expenses based on the location, legal structure and jurisdictional taxing authorities of each of its subsidiaries. Certain of the Company’s entities are taxed as U.S. partnerships and are subject to the Unincorporated Business Tax (“UBT”) in New York City. Any U.S. federal and state income tax liability or benefit related to the partnership income or loss, with the exception of UBT, rests with the unit holders rather than with the partnership entity. The Company’s consolidated financial statements include U.S. federal, state, and local income taxes on the Company’s allocable share of the U.S. results of operations. Outside of the U.S., BGC operates principally through subsidiary corporations subject to local income taxes. For these reasons, taxes for Adjusted Earnings are expected to be presented to show the tax provision the consolidated Company would expect to pay if 100% of earnings were taxed at global corporate rates.
Calculations of Pre- and Post-Tax Adjusted Earnings per Share
BGC’s pre- and post-tax Adjusted Earnings per share calculations assume either that:
■The fully diluted share count includes the shares related to any dilutive instruments, but excludes the associated expense, net of tax, when the impact would be dilutive; or
■The fully diluted share count excludes the shares related to these instruments, but includes the associated expense, net of tax, when the impact would be anti-dilutive.
The share count for Adjusted Earnings excludes certain shares and share equivalents expected to be issued in future periods but not yet eligible to receive dividends and/or distributions. Each quarter, the dividend payable to BGC’s stockholders, if any, is expected to be determined by the Company’s Board of Directors with reference to a number of factors. The declaration, payment, timing, and amount of any future dividends payable by the Company will be at the discretion of its Board of Directors using the fully diluted share count. For more information on any share count adjustments, see the table titled “Fully Diluted Weighted-Average Share Count under GAAP and for Adjusted Earnings” in the Company’s most recent financial results press release.

Management Rationale for Using Adjusted Earnings
BGC’s calculation of Adjusted Earnings excludes the items discussed above because they are either non-cash in nature, because the anticipated benefits from the expenditures are not expected to be fully realized until future periods, or because the Company views results excluding these items as a better reflection of the underlying performance of BGC’s ongoing operations.
Management uses Adjusted Earnings and other financial metrics in part to help it evaluate, among other things, the overall performance of the Company’s business and to make decisions with respect to the Company’s operations. The term “Adjusted Earnings” should not be considered in isolation or as an alternative to GAAP net income (loss). The Company views Adjusted Earnings as a metric that is not indicative of liquidity, or the cash available to fund its operations, but rather as a performance measure. Pre- and post-tax Adjusted Earnings, as well as related measures, are not intended to replace the Company’s presentation of its GAAP financial results. However, management believes that these measures help provide investors with a clearer understanding of BGC’s financial performance and offer useful information to both management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations. Management believes that the GAAP and Adjusted Earnings measures of financial performance should be considered together.
For more information regarding Adjusted Earnings, see the sections of this document and/or in the Company’s most recent financial results press release titled “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS”, including the related footnotes, for details about how BGC’s non-GAAP results are reconciled to those under GAAP.
Adjusted EBITDA Defined
BGC also provides an additional non-GAAP financial performance measure, “Adjusted EBITDA”, which it defines as GAAP “Net income (loss) available to common stockholders”, adjusted to add back the following items:
■Provision (benefit) for income taxes;
■Net income (loss) attributable to noncontrolling interest in subsidiaries;
■Interest expense;
■Fixed asset depreciation and intangible asset amortization;
■Equity-based compensation, dividend equivalents and allocations of net income to limited partnership units and FPUs;
■Impairment of long-lived assets;
■(Gains) losses on equity method investments; and
■Certain other non-cash GAAP items, such as non-cash charges of amortized rents.
The Company’s management believes that its Adjusted EBITDA measure is useful in evaluating BGC’s operating performance, because the calculation of this measure generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions. Such items may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses this measure and other financial metrics to evaluate operating performance and for other discretionary purposes. BGC believes that Adjusted EBITDA is useful to investors to assist them in getting a more complete picture of the Company’s financial results and operations.
Since BGC’s Adjusted EBITDA is not a recognized measurement under GAAP, investors should use this measure in addition to GAAP measures of net income when analyzing BGC’s operating performance. Because not all companies use identical EBITDA calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow or GAAP cash flow from operations because the Company’s Adjusted EBITDA does not consider certain cash requirements, such as tax and debt service payments.
For more information regarding Adjusted EBITDA, see the section of this document and/or in the Company’s most recent financial results press release titled “Reconciliation of GAAP Net Income (Loss) Available to Common Stockholders to Adjusted EBITDA”, including the footnotes to the same, for details about how BGC’s non-GAAP results are reconciled to those under GAAP.
Timing of Outlook for Certain GAAP and Non-GAAP Items
BGC anticipates providing forward-looking guidance for GAAP revenues and for certain non-GAAP measures from time to time. However, the Company does not anticipate providing an outlook for other GAAP results. This is because certain GAAP items, which are excluded from Adjusted Earnings and/or Adjusted EBITDA, are difficult to forecast with precision before the end of each period. The Company therefore believes that it is not possible for it to have the required information necessary to forecast GAAP results or to quantitatively reconcile GAAP forecasts to non-GAAP forecasts with sufficient precision without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The relevant items that are difficult to predict on a quarterly and/or annual basis with precision and may materially impact the Company’s GAAP results include, but are not limited, to the following:
•Certain equity-based compensation charges that may be determined at the discretion of management throughout and up to the period-end;
•Unusual, non-ordinary, or non-recurring items;
•The impact of gains or losses on certain marketable securities, as well as any gains or losses related to associated mark-to- market movements and/or hedging. These items are calculated using period-end closing prices;
•Non-cash asset impairment charges, which are calculated and analyzed based on the period-end values of the underlying assets. These amounts may not be known until after period-end; and
•Acquisitions, dispositions, and/or resolutions of litigation, disputes, investigations, or enforcement matters, or similar items, which are fluid and unpredictable in nature.
Liquidity Defined
BGC may also use a non-GAAP measure called “liquidity”. The Company considers liquidity to be comprised of the sum of cash and cash equivalents, reverse repurchase agreements (if any), financial instruments owned, at fair value, less securities lent out in securities loaned transactions and repurchase agreements (if any). The Company considers liquidity to be an important metric for determining the amount of cash that is available or that could be readily available to the Company on short notice.
For more information regarding Liquidity, see the section of this document and/or in the Company’s most recent financial results press release titled “Liquidity Analysis”, including any footnotes to the same, for details about how BGC’s non-GAAP results are reconciled to those under GAAP.
Constant Currency Defined
BGC generates a significant amount of its revenues in non-U.S. dollar denominated currencies, particularly in the euro and pound sterling. In order to present a better comparison of the Company's revenues during the period, which exhibited highly volatile foreign exchange movements, BGC provides revenues year-over-year comparisons on a “Constant Currency” basis. BGC uses a Constant Currency financial metric to provide a better comparison of the Company's underlying operating performance by eliminating the impacts of foreign currency fluctuations between comparative periods. Since BGC's consolidated financial statements are presented in U.S. dollars, fluctuations in non-U.S. dollar denominated currencies have an impact on the Company's GAAP results. The Company's Constant Currency metric, which is a non-GAAP financial measure, assumes the foreign exchange rates used to determine the Company's comparative prior period revenues, apply to the current period revenues. Constant Currency revenue percentage change is calculated by determining the change in current quarter non-GAAP Constant Currency revenues over prior period revenues. Non-GAAP Constant Currency revenues are total revenues excluding the effect of foreign exchange rate movements and are calculated by remeasuring and/or translating current quarter revenues using prior period exchange rates. BGC presents certain non-GAAP Constant Currency percentage changes in Constant Currency revenues as a supplementary measure because it facilitates the comparison of the Company's core operating results. This information should be considered in addition to, and not as a substitute for, results reported in accordance with GAAP.

BGC GROUP, INC.
RECONCILIATION OF GAAP INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES TO ADJUSTED EARNINGS AND GAAP FULLY DILUTED EPS TO POST-TAX ADJUSTED EPS
(in thousands, except per share data)
(unaudited)

	Q4 2025	Q4 2024	FY 2025	FY 2024
GAAP income (loss) from operations before income taxes	$24,995	$27,172	$213,747	$173,143

Pre-tax adjustments:

Compensation adjustments:
Equity-based compensation and allocations of net income to limited partnership units and FPUs (1)	95,892	121,165	329,588	369,143
Other Compensation charges (2)	99,489	5,469	118,983	5,469
Total Compensation adjustments	195,381	126,634	448,571	374,612

Non-Compensation adjustments:
Amortization of intangibles (3)	12,691	5,378	38,321	19,566
Impairment charges	1,125	295	2,793	746
Other (4)	4,783	11,185	30,590	38,629
Total Non-Compensation adjustments	18,599	16,858	71,704	58,941

Other income (losses), net adjustments:
Losses (gains) on divestitures (5)	(66,718)	(38,769)	(66,718)	(38,769)
Fair value adjustment of investments (6)	(7,238)	(504)	(7,708)	(37,119)
Other net (gains) losses (7)	(3,702)	(1,864)	(9,336)	(13,417)
Total other income (losses), net adjustments	(77,658)	(41,137)	(83,762)	(89,305)

Total pre-tax adjustments	136,322	102,355	436,513	344,248

Adjusted Earnings before noncontrolling interest in subsidiaries and taxes (8)	$161,317	$129,527	$650,260	$517,391

GAAP net income (loss) available to common stockholders	$14,371	$25,203	$154,962	$126,988
Total pre-tax adjustments (from above)	136,322	102,355	436,513	344,248
Income tax adjustment to reflect adjusted earnings taxes (9)	(1,056)	(4,028)	(3,988)	16,803
Post-tax adjusted earnings	$149,637	$123,530	$587,487	$488,039

Per Share Data

GAAP fully diluted earnings (loss) per share	$0.03	$0.05	$0.31	$0.25

Total pre-tax adjustments (from above)	0.28	0.21	0.88	0.70
Income tax adjustment to reflect adjusted earnings taxes	—	(0.01)	(0.01)	0.03

Post-tax adjusted earnings per share	$0.31	$0.25	$1.18	$0.99

Fully diluted weighted-average shares of common stock outstanding	490,399	495,481	496,471	495,199

Dividends declared per share of common stock	$0.02	$0.02	$0.08	$0.07
Dividends declared and paid per share of common stock	$0.02	$0.02	$0.08	$0.07
Please see footnotes to this table on the next page.

(1) The components of equity-based compensation and allocations of net income to limited partnership units and FPUs are as follows (in thousands):

	Q4 2025	Q4 2024	FY 2025	FY 2024
Issuance of common stock and grants of exchangeability	$43,626	$82,964	$143,329	$184,667
Allocations of net income and dividend equivalents	844	572	2,517	4,196
RSU, RSU Tax Account, and restricted stock amortization	51,422	37,629	183,742	180,280
Equity-based compensation and allocations of net income to limited partnership units and FPUs	$95,892	$121,165	$329,588	$369,143
(2) GAAP expenses in the fourth quarter and full year of 2025 included certain other compensation-related adjustments, including charges incurred as part of the cost reduction program of $54.8 million and $64.2 million, respectively, as well as certain acquisition-related expenses. GAAP expenses in the fourth quarter and the full year of 2025 also included $41.8 million of other compensation-related adjustments due to certain loan forgiveness as a result of alterations to employee loan arrangements. GAAP expenses in the fourth quarter and the full year of 2024 included certain acquisition-related expenses and other compensation-related adjustments. The above-referenced items are consistent with BGC’s normal practice of excluding other compensation related items that management views as not reflective of the Company’s underlying performance in a given period from its calculation of Adjusted Earnings.
(3) Primarily included non-cash GAAP charges related to the amortization of intangibles with respect to acquisitions.
(4) GAAP expenses in the fourth quarter of 2025 and 2024 included resolutions of litigation and other matters, including their related professional fees, as well as certain other professional fees, of $0.7 million and $2.8 million, respectively, as well as various other GAAP items. For the full years 2025 and 2024, these amounts were $15.1 million and $14.2 million, respectively. GAAP expenses for the full years 2025 and 2024 included $4.4 million release of reserves and $4.0 million of reserves in connection with unsettled trades and receivables with sanctioned Russian entities. GAAP expenses for the full years 2025 and 2024 included September 11th Charity Day contributions of $11.6 million and $9.5 million, respectively. GAAP expenses in the fourth quarter of 2025 and 2024 also included $1.5 million and $3.2 million, respectively, of non-cash charges incurred by the Company for exiting leases. For the full years of 2025 and 2024, these amounts were $3.3 million and $3.2 million, respectively. The above-referenced items are consistent with BGC’s normal practice of excluding certain GAAP gains and charges from Adjusted Earnings that management believes do not best reflect the ordinary results of the Company, including with respect to certain non-recurring or unusual gains or losses, as well as resolutions of litigation.
(5) The fourth quarter and the full year of 2025 included a gain of $66.7 million associated with the sale of kACE. The fourth quarter and the full year of 2024 included a gain of $39.0 million associated with the sale of Capitalab.
(6) The fourth quarter of 2025 and 2024 included non-cash gains of $7.2 million and $0.5 million, respectively, related to fair value adjustments of investments held by BGC. For the full years of 2025 and 2024, these amounts were $7.7 million and $37.1 million, respectively.
(7) The fourth quarter of 2025 and 2024 included non-cash gains of $1.3 million and $1.5 million, respectively, related to BGC’s investments accounted for under the equity method. For the full years 2025 and 2024, these amounts were $8.3 million and $8.4 million, respectively. The fourth quarter of 2025 and 2024 also included net gains of $4.9 million and $0.3 million, respectively, related to other recoveries and various other GAAP items. For the full years 2025 and 2024, these amounts were net gains of $3.5 million and $5.0 million, respectively. The fourth quarter and the full year of 2025 also included a net loss of $2.5 million related to an investment impairment.
(8) For the fourth quarter of 2025, BGC had revenues of $756.4 million. Excluding OTC’s revenues of $114.4 million and the positive impact of the weaker U.S. Dollar of $16.1 million (calculated as described under “Constant Currency Defined”), BGC’s revenues would have been $625.8 million. For the fourth quarter of 2025, OTC had GAAP pre-tax income of $8.7 million. Excluding acquisition-related expenses of $3.6 million, OTC had pre-tax Adjusted Earnings of $12.3 million. For the fourth quarter of 2025, BGC had pre-tax Adjusted Earnings of $161.3 million. Excluding OTC’s pre-tax Adjusted Earnings of $12.3 million and the net impact on pre-tax Adjusted Earnings of the weaker U.S. Dollar of $0.8 million, BGC’s pre-tax Adjusted Earnings would have been $148.2 million and BGC’s pre-tax Adjusted Earnings margin would have been 23.7%.
(9) BGC’s GAAP provision (benefit) for income taxes is calculated based on an annualized methodology. The Company’s GAAP provision (benefit) for income taxes was $14.2 million and $3.9 million for the fourth quarters of 2025 and 2024, respectively. For the full years 2025 and 2024, these amounts were $67.2 million and $49.9 million, respectively. The Company includes additional tax-deductible items when calculating the provision for taxes with respect to Adjusted Earnings using an annualized methodology. These include tax-deductions related to equity-based compensation, employee loan amortization, and certain net-operating loss carryforwards. The non-GAAP provision for income taxes was adjusted by ($1.1) million and ($4.0) million for the fourth quarters of 2025 and 2024, respectively. For the full years 2025 and 2024, these adjustment amounts were ($4.0) million and $16.8 million, respectively. As a result, the provision (benefit) for income taxes with respect to Adjusted Earnings was $15.2 million and $7.9 million for the fourth quarters of 2025 and 2024, respectively. For the full years 2025 and 2024, these amounts were $71.2 million and $33.1 million, respectively.
Note: Certain totals may not add due to rounding.

BGC GROUP, INC.
FULLY DILUTED WEIGHTED-AVERAGE SHARE COUNT
UNDER GAAP AND FOR ADJUSTED EARNINGS
(in thousands)
(unaudited)

	Q4 2025	Q4 2024	FY 2025	FY 2024

Common stock outstanding	471,612	474,326	476,364	473,390
Other (1)	3,665	4,762	4,586	5,752

Fully diluted weighted-average share count under GAAP	475,277	479,088	480,950	479,142

Non-GAAP Adjustments:
RSUs	14,998	16,025	15,327	15,648
Restricted Stock	124	368	194	409

Fully diluted weighted-average share count for Adjusted Earnings	490,399	495,481	496,471	495,199
(1) Primarily consists of contracts to issue shares of BGC common stock.

Note: BGC’s fully diluted weighted-average share count under GAAP may differ from the fully diluted weighted-average share count for Adjusted Earnings in order to avoid anti-dilution in certain periods.

BGC GROUP, INC.
LIQUIDITY ANALYSIS
(in thousands)
(unaudited)

	December 31, 2025	December 31, 2024

Cash and cash equivalents	$851,502	$711,584
Financial instruments owned, at fair value	127,614	186,197
Total Liquidity	$979,116	$897,781

BGC GROUP, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	Q4 2025	Q4 2024	FY 2025	FY 2024
GAAP net income (loss) available to common stockholders	$14,371	$25,203	$154,962	$126,988

Add back:

Provision for income taxes	14,162	3,873	67,208	49,915

Net income (loss) attributable to noncontrolling interest in subsidiaries	(3,538)	(1,904)	(8,423)	(3,760)

Interest expense	33,040	24,263	125,318	91,075

Fixed asset depreciation and intangible asset amortization	27,821	20,689	103,011	81,434

Impairment of long-lived assets	1,125	295	2,793	746

Equity-based compensation and allocations of net income to limited partnership units and FPUs (1)	95,892	121,165	329,588	369,143

(Gains) losses on equity method investments (2)	(1,301)	(1,536)	(8,328)	(8,430)

Other non-cash GAAP expenses (3)	9,021	—	5,233	7,162

Adjusted EBITDA	$190,593	$192,048	$771,362	$714,273

(1) Represents BGC employees’ pro-rata portion of net income and non-cash and non-dilutive charges relating to equity-based compensation. See Footnote 1 to the table titled “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS” for more information.
(2) The fourth quarters of 2025 and 2024 included non-cash gains of $1.3 million and $1.5 million, respectively, related to BGC’s investments accounted for under the equity method. For the full years 2025 and 2024, these amounts were $8.3 million and $8.4 million, respectively.
(3) The fourth quarter and the full year of 2025 included $1.5 million and $3.3 million, respectively, of non-cash charges incurred by the Company for exiting leases, as well as certain other non-cash charges. The fourth quarter and the full year of 2024 included $3.2 million of non-cash charges incurred by the Company for exiting a lease. The full years 2025 and 2024 also included $4.4 million release of reserves and $4.0 million of reserves in connection with unsettled trades and receivables with sanctioned Russian entities.

BGC GROUP, INC.
CONSOLIDATED REVENUES IN CONSTANT CURRENCY
(in millions)
(unaudited)

	4Q25	4Q24	Change	Constant Currency Change
ECS ("Energy, Commodities, and Shipping")	$257	$134	92.0%	90.1%
Rates	197	170	16.4%	12.2%
Foreign Exchange	103	94	9.8%	9.0%
Credit	64	62	3.0%	(1.8)%
Equities	73	56	29.0%	24.7%
Total Brokerage Revenues	$695	$516	34.6%	31.5%
Data, Network, and Post-trade	37	33	12.5%	12.4%
Interest and dividend income, Fees from related parties and Other revenues	25	24	6.0%	8.4%
Total Revenues	$756	$572	32.2%	29.5%

BGC GROUP, INC.
FENICS REVENUES IN CONSTANT CURRENCY
(in millions)
(unaudited)

	4Q25	4Q24	Change	Constant Currency Change
Fenics Markets	$137	$119	15.1%	11.4%
Fenics Growth Platforms	27	23	16.5%	16.4%
Fenics Revenues	$164	$142	15.4%	12.3%

Other Items of Note
Unless otherwise stated, all results provided in this document compare the fourth quarter of 2025 with the year-earlier period. Certain reclassifications may have been made to previously reported amounts to conform to the current presentation and to show results on a consistent basis across periods. Certain totals and percentage changes listed throughout this document may not sum due to rounding.
About BGC Group, Inc.
BGC Group, Inc. (Nasdaq: BGC) is a leading global marketplace, data, and financial technology services company for a broad range of products, including fixed income, foreign exchange, energy, commodities, shipping, equities, and now includes the FMX Futures Exchange. BGC’s clients are many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms.
BGC and leading global investment banks and market making firms have partnered to create FMX, part of the BGC Group of companies, which includes a U.S. interest rate futures exchange, spot foreign exchange platform and the world’s fastest growing U.S. cash treasuries platform.
For more information about BGC, please visit www.bgcg.com.
Discussion of Forward-Looking Statements about BGC
Statements in this document regarding BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the Company’s business, results, financial position, liquidity and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission ("SEC") filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

Investor Contact:
Jason Chryssicas
BGCIR@bgcg.com
+1 212-610-2426

Media Contact:
Danielle Popper
Press@bgcg.com
+1 212-610-2419